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                                                                   EXHIBIT 3.1.1


                              ARTICLES OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 DSI TOYS, INC.


         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act (the "Act"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation ("Articles of Incorporation"):

                                   ARTICLE ONE

         The name of the corporation (hereinafter called the "Corporation") is DSI Toys, Inc.

                                   ARTICLE TWO

         At the annual meeting of the shareholders of the Corporation held on May 24, 1999, the holders of at least two-thirds of the outstanding shares of the Corporation entitled to vote thereon adopted an amendment to the Corporation's Amended and Restated Articles of Incorporation whereby Article Four thereof was amended to read in its entirety as follows:

                                  ARTICLE FOUR

                           The aggregate number of shares that the corporation
                  shall have the authority to issue is 40,000,000 shares, consisting of 35,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share.

                           The descriptions of the different classes of capital
                  stock of the corporation and the preferences, designations, relative rights, privileges and powers, and the restrictions, limitations and qualifications thereof, of said classes of stock are as follows:


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                                   Division A

                  The shares of Preferred Stock may be divided into and issued in one or more series, the relative rights and preferences of which series may vary in any and all respects. The board of directors of the corporation is hereby vested with the authority to establish series of Preferred Stock by fixing and determining all the preferences, limitations and relative rights of the shares of any series so established, to the extent not provided for in these articles of incorporation or any amendment hereto, and with the authority to increase or decrease the number of shares within each such series; provided, however, that the board of directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The authority of the board of directors with respect to each such series shall include, but not be limited to, determination of the following:

                           (1) the distinctive designation and number of shares of that series;

                           (2) the rate of dividend (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the corporation;

                           (3) the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;

                           (4) whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);

                           (5) the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of


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                           any other class or series of capital stock of the
                           corporation;

                           (6) the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

                           (7) whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                           (8) the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights provided by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

                           (9) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

                           (10) any other repurchase obligations of the corporation, subject to any limitations of applicable law; and

                           (11) notwithstanding their failure to be included in
                           (1) through (10) above, any other designations, preferences, limitations or relative rights of shares of that series.

                  Any of the designations, preferences, limitations or relative rights (including the voting rights) of any series of Preferred Stock may be dependent on facts ascertainable outside these articles of incorporation.

                  Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the preferences, limitations and relative rights of such series.


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                                   Division B

                           1. Dividends. Dividends may be paid on the Common
                  Stock out of any assets of the corporation available for such dividends subject to the rights of all outstanding shares of capital stock ranking senior to the Common Stock in respect of dividends.

                           2. Distribution of Assets. In the event of any
                  liquidation, dissolution or winding up of the corporation, after there shall have been paid to or set aside for the holders of capital stock ranking senior to the Common Stock in respect of rights upon liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the corporation available for distribution to its shareholders.

                           3. Voting Rights. The holders of the Common Stock
                  shall be entitled to one vote per share for all purposes upon which such holders are entitled to vote.

                                   Division C

                           1. No Preemptive Rights. No shareholder of the
                  corporation shall by reason of his holding shares of any class have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares of any class of the corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to subscribe to or acquire shares of any class now or hereafter to be authorized whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting or other rights of such shareholder, and the board of directors may issue or authorize the issuance of shares of any class, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to subscribe to or acquire shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

                           2. Share Dividends. Subject to any restrictions in
                  favor of any series of Preferred Stock provided in the relative rights and preferences of such series, the corporation may pay a share dividend in shares of any class or series of capital stock of the corporation to the holders of shares of any class or series of capital stock of the corporation.


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                           3. No Cumulative Voting. Cumulative voting for the
                  election of directors is expressly prohibited as to all shares of any class or series.

                                  ARTICLE THREE

         The number of shares of all classes of capital stock of the Corporation outstanding at the time of the adoption of the foregoing amendment was 6,506,308, and the number of shares of all such classes entitled to vote thereon was 6,506,308.

                                  ARTICLE FOUR

         The number of shares of all classes of capital stock of the Corporation voting for the amendment was 3,770,358, and the number of shares of all such classes voting against the amendment was 156,400.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on behalf of the Corporation this 28th day of May, 1999.


                                       DSI TOYS, INC.



                                       By:  /s/  Thomas V. Yarnell
                                          ------------------------------------
                                            Thomas V. Yarnell
                                            Administrative Vice President